EXHIBIT 99.1

 PRESS RELEASE

FOR IMMEDIATE RELEASE

May 17, 2012

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS DECLARES QUARTERLY

DIVIDEND OF $0.20 PER SHARE

PRYOR, OKLAHOMA (May 17, 2012) – On May 17, 2012, at a regularly scheduled meeting, the Board of Directors of Orchids Paper Products Company (NYSE MKT: TIS) authorized a quarterly cash dividend of $0.20 per outstanding share of the Company’s common stock to stockholders of record at the close of business on June 6, 2012. The Company expects to pay this dividend on June 22, 2012.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the at home private label consumer market. From its operations in north east Oklahoma, the Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins, to serve the value through premium quality market segments. The Company provides these products to retail chains throughout the United States. For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.